Exhibit 99.1

Contact:	Joseph P. Bergstein for financial community, 610-774-4124
George Biechler, for news media, 610-774-5997
PPL Corporation
Two N. Ninth St.
Allentown, PA 18101

PPL reviews U.K. regulator’s new price controls

ALLENTOWN, Pa. (Dec. 7, 2009) -- PPL Corporation (NYSE: PPL) has reviewed the final decision on new price controls, made Monday (12/7) by the Office of Gas and Electricity Markets, the entity that regulates Western Power Distribution, PPL’s electricity distribution company in the United Kingdom.
Ofgem’s decision governs prices charged by electricity distribution companies such as WPD for the five-year period from April 1, 2010, through March 31, 2015.
The regulator’s decision allows WPD an average increase in total revenues, before inflationary adjustments, of 6.9 percent in each of the five years through March 31, 2015. The revenue increase includes reimbursement to electricity distributors for higher operating and capital costs to be incurred. WPD was one of only two efficient companies identified by Ofgem to be allocated its requested costs as opposed to an overall average reduction of 8 percent across all companies.
In the report, Ofgem set the weighted average cost of capital (“vanilla”) at 4.7 percent for all companies. This is a 0.8 percent decrease from the previous regulatory period. Additionally, Ofgem has established strong incentive mechanisms to provide companies significant opportunities to enhance overall returns by improving network efficiency, reliability or customer service.
“We’re pleased that Ofgem has balanced fair customer rates in the near term with our long-term need to fund costs related to system reliability, to upgrade aging infrastructure and to accommodate emerging low-carbon energy sources,” said Rick Klingensmith, president of PPL Global, WPD’s parent company. “We are also pleased that Ofgem has recognized, in its revenue determination, WPD’s outperformance in setting the benchmark for quality of service and network investment efficiency.”
Klingensmith said, “While we were disappointed with the weighted average cost of capital determination, when factoring in all component pieces of the Ofgem determination, the anticipated earnings contribution from PPL’s international delivery business segment is consistent with our expectations for 2010.”
The full Ofgem report can be accessed at www.ofgem.gov.uk.
WPD serves 2.6 million customers in southwest England and south Wales.
PPL Corporation, headquartered in Allentown, Pa., owns or controls nearly 12,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

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Certain statements contained in this news release, including statements with respect to future earnings and costs, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; political, regulatory or economic conditions in states, regions and countries where PPL Corporation or its subsidiaries conduct business; receipt of necessary governmental permits, approvals and rate relief; the outcome of litigation against PPL Corporation and its subsidiaries; capital market conditions; stock price performance; the securities and credit ratings of PPL Corporation and its subsidiaries; foreign exchange rates; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.
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